SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): May 17, 2006

NOVATEL WIRELESS, INC.

(Exact name of Registrant as specified in its charter)

DELAWARE	000-31659	86-0824673
(State or other jurisdiction or incorporation or organization)	COMMISSION FILE:	(I.R.S. Employer Identification No.)

9645 Scranton Road, Suite 205

San Diego, CA 92121

(Address of principal executive offices)

Registrant’s telephone number, including area code: (858) 320-8800

Not applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

TABLE OF CONTENTS

ITEM 1.01. Entry into a Material Definitive Agreement

SIGNATURES

Item 1.01.	Entry into a Material Definitive Agreement

On May 17, 2006, the Compensation Committee of the Board of Directors of Novatel Wireless, Inc. (the “Company”) adopted a bonus plan applicable to the Company’s executive officers for the fiscal year ending December 31, 2006. Under the terms of the plan, each participant is eligible to receive a discretionary cash bonus from the Company in a dollar amount equal to a percentage of his or her annual base salary in effect as of the end of 2006 based on the achievement of certain individual, departmental and Company-wide 2006 performance targets. The bonuses could range in amounts up to 50% to 75% of the applicable base salary with additional performance targets and potential bonus payments for some plan participants. All bonuses are expected to be determined and paid following the end of the Company’s 2006 fiscal year. The Company has reserved the right to amend the plan in its sole discretion.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this Report to be signed on its behalf by the undersigned, hereunto duly authorized.

Novatel Wireless, Inc.

Date: May 23, 2006	By:	/s/ Dan L. Halvorson
Dan L. Halvorson
Chief Financial Officer and Treasurer, (Principal Financial and Accounting Officer)